UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (earliest event reported): May 14, 2018 (May 10, 2018)

Hooper Holmes, Inc.
(Exact name of registrant as specified in its charter)

New York	001-09972	22-1659359
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

560 N. Rogers Road, Olathe, KS 66062
(Address of principal executive offices and zip code)

(913) 764-1045
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On May 10, 2018, Hooper Holmes, Inc. (the “Company”) entered into a Fourth Amendment (together with related agreements and documents, the “Fourth Amendment”) to the Amended and Restated Credit Agreement dated as of May 11, 2017 (as amended, the “Credit Agreement”), by and between the Company and SWK Funding LLC (“SWK”). The Fourth Amendment has an effective date of May 4, 2018.
The Fourth Amendment provided the Company a forbearance period that runs through June 1, 2018 with respect to the Company’s outstanding payment and covenant defaults under the Credit Agreement. SWK’s forbearance agreement is conditioned on the Company’s compliance with the following covenants:

•	The Company must provide monthly updates to the cash flow forecast approved by SWK as part of the Fourth Amendment.

•	The Company’s actual expenses must not exceed budgeted amounts by more than 15%.

•
The Company must use reasonable best efforts to identify potential acquirers or investors and to effectuate a transaction that results in a sale, merger, acquisition, or similar material investment in the Company as imminently as reasonably possible (the “Transaction”).

•
The Company must retain a financial adviser reasonably acceptable to SWK to advise and represent the Company with respect to the Transaction. In fulfillment of this requirement, the Company retained Raymond James on May 10, 2018.

Pursuant to the Fourth Amendment, SWK has agreed to lend an additional $1.5 million (the “May 2018 Term Loan”) to the Company. All principal and accrued interest on the May 2018 Term Loan and the $2 million term loan advanced to the Company in August 2017 (the “August 2017 Term Loan”) will be due and payable on June 1, 2018. The present principal balance of the August 2017 Term Loan is $1.75 million. The other terms and conditions of the May 2018 Term Loan and the August 2017 Term Loan are the same as those applicable to the primary term loan advanced by SWK to the Company under the Credit Agreement.
On May 11, 2018, the Company entered into a Forbearance Agreement (the “CNH Amendment”) with CNH Finance Fund I, L.P. f/k/a SCM Specialty Finance Opportunities Fund, L.P. (“CNH”). Pursuant to the CNH Amendment, CNH has provided a forbearance agreement through June 1, 2018, with respect to the Company’s outstanding covenant defaults under the 2016 Credit and Security Agreement dated as of April 29, 2016 with CNH subject to the same covenants as set forth above with respect to the Fourth Amendment.
The Company anticipates working with SWK and CNH to obtain additional forbearance agreements and a related additional term loan for the period of June 1, 2018 through August 30, 2018 subject to additional terms and conditions to be determined if and when such additional agreements are negotiated and become effective.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
See Item 1.01 for a description of the terms of the May 2018 Term Loan.

Cautionary Note on Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, and other variations or comparable terminology. These forward-looking statements include all statements other than historical facts. Any forward-looking statement made in this Form 8-K is not a guarantee of future performance, and actual results may differ materially from those expressed in or suggested by the forward-looking statements, as a result of various factors, including, without limitation the factors discussed in the “Risk Factors” section of the company’s Annual Report on

Form 10-K for the year ended December 31, 2017, as the same may be updated from time-to-time in subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made in this Form 8-K speaks only as of the date hereof, and the Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOPER HOLMES, INC.

Dated: May 14, 2018	By:	/s/ Kevin Johnson
Kevin Johnson
Chief Financial Officer